UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 24, 2015

SABRA HEALTH CARE REIT, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-34950	27-2560479
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18500 Von Karman Avenue, Suite 550 Irvine, CA	92612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (949) 255-7100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On June 24, 2015, Sabra Health Care REIT, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Wells Fargo Securities, LLC and J.P. Morgan Securities LLC (the “Underwriters”), pursuant to which the Company agreed to issue and sell, and the Underwriters agreed to purchase, 5,900,000 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), at a price of $25.06 per share. The Company expects to issue and deliver the shares of Common Stock on or about June 30, 2015, subject to customary closing conditions.

The Company estimates that the net proceeds of the offering, after deducting estimated offering expenses, will be approximately $147.1 million. The Company intends to contribute the net proceeds from the offering to its subsidiary, Sabra Health Care Limited Partnership, which will in turn apply the net proceeds to repay borrowings outstanding on the Company’s revolving credit facility. Any remaining proceeds to the Company will be used to fund possible future acquisitions or for general corporate purposes.

The offering was made pursuant to an automatic shelf registration statement filed with the Securities and Exchange Commission on May 20, 2013 (File No. 333-188696), as amended, a base prospectus, dated May 20, 2013, included as part of the registration statement, and a prospectus supplement, dated June 24, 2015, filed with the Securities and Exchange Commission on June 26, 2015 pursuant to Rule 424(b) under the Securities Act of 1933, as amended. The Company is filing as Exhibit 5.1 to this Current Report on Form 8-K an opinion of Venable LLP regarding certain matters of Maryland law, including the validity of the shares of Common Stock to be issued and sold in the offering, and as Exhibit 8.1 an opinion of Fried, Frank, Harris, Shriver & Jacobson LLP regarding certain tax matters.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

1.1	Underwriting Agreement, dated June 24, 2015, by and among the Company and Wells Fargo Securities, LLC and J.P. Morgan Securities LLC.

5.1	Opinion of Venable LLP.

8.1	Tax Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

23.2	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in Exhibit 8.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SABRA HEALTH CARE REIT, INC.

/s/ Harold W. Andrews, Jr.
Name:	Harold W. Andrews, Jr.
Title:	Executive Vice President, Chief Financial Officer and Secretary

Dated: June 26, 2015

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 24, 2015, by and among the Company and Wells Fargo Securities, LLC and J.P. Morgan Securities LLC.

5.1	Opinion of Venable LLP.

8.1	Tax Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

23.2	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in Exhibit 8.1).